Exhibit 99.1

RF MONOLITHICS, INC.

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the "Agreement") dated as of August 23, 2010 among RF MONOLITHICS, INC., a Delaware corporation (the "Company"), and Murata Electronics North America, Inc., a Texas corporation (the "Investor").

WHEREAS, the Company desires to sell to Investor, and Investor desires to purchase, 532,980 shares of the Common Stock of the Company, $.001 par value (the "Common Stock");

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.        Purchase and Sale of Stock.

1.1.      Sale and Issuance of Purchased Shares.  The Company shall sell to Investor, and Investor shall purchase from the Company, 532,980 shares of Common Stock (the "Purchased Shares") for an aggregate purchase price of Six Hundred and Ninety Seven Thousand Five Hundred and Twenty Six Dollars and Ninety Two Cents $697,526.92 (the “Purchase Price”).

1.2.      Closing.  The purchase and sale of the Purchased Shares hereunder shall take place at a closing (the "Closing").  The date on which the Closing occurs is hereinafter referred to as the "Closing Date").  The Closing shall take place within five business days after the execution and delivery of this Agreement by Investor, subject to fulfillment of the conditions of closing set forth below.  At the Closing:

(a)       Investor shall deliver to the Company or its designees by wire transfer or such other method of payment as the Company shall approve, an amount equal to the Purchase Price; and

(b)       the Company shall issue and deliver to Investor a Common Stock certificate for the Purchased Shares.

1.3.      Conditions of Closing.  The obligations of Investor to complete the purchase of the Purchased Shares is subject to fulfillment of the following conditions:

(a)       the Company shall deliver to Investor an Opinion of Counsel, reasonably satisfactory to counsel for Investor, with respect to the matters set forth on Exhibit 1; and

(b)       the representation and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to the closing Date, and Investor shall have received a certificate signed on behalf of the Company by the President and Secretary of the Company, in such capacities, to such effect;

The certificate representing the Purchased Shares shall have any necessary stock transfer tax stamps (purchased at the expense of the Company) affixed.

2.        Representations and Warranties of the Company.  The Company hereby represents and warrants to Investor as follows:

2.1.      Corporate Organization; Authority; Due Authorization.

(a)       The Company (i) is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is now conducted and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, prospects, assets, liabilities, financial condition or business of the Company (a "Company Material Adverse Effect").

(b)       The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and to incur the obligations herein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby (the "Contemplated Transactions").  This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

2.2.      Capitalization.  As of August 22, 2010, the authorized capital of the Company consisted of (i) 20,000,000 shares of Common Stock, $.001 par value (the "Common Stock"), of which 10,155,189 shares of Common Stock are outstanding and (ii) 5,000,000 shares of Preferred Stock authorized of which none are outstanding.  All outstanding shares were issued in compliance with all applicable Federal and state securities laws, and the issuance of such shares was duly authorized.  Except as contemplated by this Agreement, as set forth in the disclosure letter delivered to Investor prior to the execution of this Agreement (the "Company Disclosure Letter", which letter is incorporated in this Agreement), or as issued or issuable under the Company's equity incentive or stock purchase plans (as described in the Company Disclosure Letter), there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights contained in the Restated Certificate of Incorporation or By-Laws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Purchased Shares and (iii) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights.  To the best of the Company's knowledge, except as set forth in the Company Disclosure Letter, none of the shares of Common Stock are subject to any shareholders' agreement, voting trust agreement or similar arrangement or understanding.  Except as set forth in the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.  The Company currently does not plan within the next six months to increase the number of shares reserved under the Company's 2006 Equity Incentive Plan (the “Plan”) or any other employee incentive plan.

2.3.      Validity of Purchased Shares.  The issuance of the Purchased Shares has been duly authorized, and when issued, sold and delivered in accordance with the terms and for the consideration expressed herein, the Purchased Shares shall be validly issued, fully paid and non-assessable.

2.4.      Private Offering.  Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company to any Person (as hereinafter defined) under circumstances that would cause the issuance and sale of the Purchased Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").  The Company agrees that neither the Company nor anyone acting on its behalf will offer securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Purchased Shares subject to the registration requirements of Section 5 of the Securities Act.

2.5.      Brokers and Finders.  The Company has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

2.6.      No Conflict; Required Filings and Consents.

(a)       The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Restated Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected; except, in the case of clauses, (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the Contemplated Transactions in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)        The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for the filing of a Form D with the Securities and Exchange Commission and applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities or “blue sky” laws (“Blue Sky Laws”).  For purposes of this Agreement, “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

2.7.      Compliance.  Except as set forth in the Company Disclosure Letter, the Company is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected (“Legal Requirement”), or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

2.8.      SEC Documents; Financial Statements.

(a)       The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since August  31, 2009, including without limitation the Quarterly Report on Form 10-Q for the period ended May 31, 2010 (collectively, the “Company Reports”).  As of their respective dates, the Company Reports filed prior to the date hereof (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement.

(b)       The Company's third quarter results, released to the public on June 24, 2010, include condensed balance sheets as of May 31, 2010 and August 31, 2009 (the end of its prior fiscal year) and condensed statements of income for the three month and nine month periods ended May 31, 2010 and 2009 (collectively, the "Financial Statements")

(c)       Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) and the Financial Statements fairly presents in all material respects the consolidated financial position of the Company as of the date of such report or statement, and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) and the Financial Statements fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

2.9.      Litigation.  Except as set forth in the Company Reports or the Company Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings (each, an “Action”) pending against the Company or, to the knowledge of the Company, threatened against the Company, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.10       Absence of Certain Changes.  Except as specifically contemplated by this Agreement or set forth in the Company Disclosure Letter or the Financial Statements, since  May 31, 2010, there has not been (i) any event, occurrence, fact, condition, change, development or effect (“Event”) that would reasonably be expected to have a Company Material Adverse Effect; (ii) any return of any capital or other distribution of assets to stockholders of the Company; (iii) any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person; or (iv) any transactions, other than in the ordinary course of business, consistent with past practices and reasonable business operations ("Ordinary Course of Business"), with any of its officers, directors, principal shareholders or employees or any Person affiliated with any of such persons.

2.11.     Proprietary Assets.

(a)        For purposes of this Agreement, “Proprietary Assets” shall mean every: (i) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (ii) all rights to use or exploit any of the foregoing.

(b)       The Company Disclosure Letter sets forth, with respect to each Proprietary Asset of the Company registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application.  The Company Disclosure Letter identifies and provides a brief description of all other Proprietary Assets owned by the Company, and identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $100,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company.  Except as set forth in the Company Disclosure Letter, the Company has good, valid and marketable title to each of the Proprietary Assets identified in the Company Disclosure Letter as owned by it, free and clear of all liens and other encumbrances; has a valid right to use all Proprietary Assets of third parties identified in the Company Disclosure Letter; and is not obligated to make any payment to any Person for the use of any Proprietary Asset.  Except as set forth in the Company Disclosure Letter, the Company has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights.

(c)       The Company has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets of the Company (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets of the Company.  Except as set forth in the Company Disclosure Letter, the Company has not (other than pursuant to license agreements identified in the Company Disclosure Letter) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset, (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset of the Company, or (iii) any patent applications (except as required by law).

(d)       Except as set forth in the Company Disclosure Letter, to the knowledge of the Company, (i) none of the Proprietary Assets of the Company infringes or conflicts with any Proprietary Asset owned or used by any other Person; (ii) the Company is not infringing, misappropriating or making any unlawful use of any Proprietary Asset owned or used by any other Person; and (iii) no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset of the Company.

(e)       Except as set forth in the Company Disclosure Letter, there has not been any claim by any customer or other Person alleging that any Proprietary Asset of the Company (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company.

(f)       The Proprietary Assets of the Company constitute all the Proprietary Assets necessary to enable the Company to conduct its businesses in the manner in which such business has been and is being conducted.  Except as set forth in the Company Disclosure Letter (i) the Company has not licensed any of its Proprietary Assets to any Person on an exclusive, semi-exclusive or royalty-free basis, and (ii) the Company has not entered into any covenant not to compete or contract limiting such entity's ability to exploit fully any of such entity's Proprietary Assets or to transact business in any market or geographical area or with any Person.

 (g)        As used in this Agreement, "Person" means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

(h)        The Company has not at any time received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

2.12.     No Adverse Actions.  Except as set forth in the Company Disclosure Letter, there is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of Company, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

2.13.     Registration Rights.  The Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

2.14.     Corporate Documents. The Company’s Amended and Restated Certificate of Incorporation and Bylaws, each as amended to date, which have been requested and previously provided to Investor are true, correct and complete and contain all amendments thereto.

2.15.     Disclosure.  No representation or warranty of the Company herein and no information contained or referenced in the Company Reports, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

3.        Representations and Warranties of Investor.  Investor represents and warrants to the Company as follows:

3.1.      Authorization.  Investor (i) has full power and authority to execute, deliver and perform this Agreement and to incur the obligations herein and (ii) has been authorized by all necessary corporate or equivalent action to execute, deliver and perform this Agreement and to consummate the Contemplated Transactions.  This Agreement is a valid and binding obligation of Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2.      Brokers and Finders.  Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

4.         Securities Laws.

4.1.      Securities Laws Representations and Covenants of Investor.

(a)       Investor represents and covenants that the Purchased Shares will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that Investor would constitute an "underwriter" under the Securities Act.

(b)       Investor understands and acknowledges that the offering of the Purchased Shares pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Purchased Shares are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws.

(c)       Investor covenants that it will not dispose of the Purchased Shares unless and until Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; provided, however, that Investor may dispose of such securities without providing the opinion referred to above if (A) the Company has been provided with adequate assurance that such disposition has been made in compliance with Rule 144 under the Securities Act (or any similar or analogous rule), or (B) the Company has registered the Purchased Shares under the Securities Act pursuant to Section 4.3.

(d)       In connection with the investment representations made herein, Investor represents that (i) Investor is able to fend for itself in the Contemplated Transactions; (ii) Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor's prospective investment in the Purchased Shares; (iii)  Investor has the ability to bear the economic risks of Investor's investment and can afford the complete loss of such investment; (iv) Investor has been furnished with and has had access to such information as is in the Company Disclosure Letter together with the opportunity to obtain such additional information as it requested to verify the accuracy of the information supplied; and (v) Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by Investor satisfactorily answered by the Company.

(e)       Investor further represents by execution of this Agreement that it qualifies as an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act.  Investor further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Purchased Shares.

(f)       By acceptance hereof, Investor agrees that the Purchased Shares may not be sold by Investor without registration under the Securities Act or an exemption therefrom.

4.2.      Legends.  All certificates for the Purchased Shares, and each certificate representing any shares of capital stock of the Company received in respect of the Purchased Shares, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall initially bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

The Company shall promptly remove such legend at the request of Investor at such time as (i) counsel to the Company reasonably determines that the Purchased Shares may be resold in the public markets without manner of sale or volume restrictions set forth in SEC Rule 144 adopted under the Securities Act, or (ii) the Purchased Shares are registered under the Securities Act pursuant to Section 4.3.

4.3       Registration.  In the event that counsel to the Company determines that the Purchased Shares may not be resold in the public markets without manner or sale or volume restrictions set forth in SEC Rule 144 adopted under the Securities Act six months after the Closing Date, the Company shall, within 30 days following a request by Investor, prepare and file a registration statement with the Securities and Exchange Commission, use its best efforts to cause such registration statement to become effective within 45 days after filing, and take such other steps necessary to permit or facilitate Investor’s sale or distribution of the Purchased Shares.

5.        Additional Covenants of the Company.

5.1.      Reports, Information, Shares.  The Company shall cooperate with Investor in supplying such information as may be reasonably requested by Investor to comply with applicable laws.

5.2.      Expenses; Indemnification.

(a)  The Company agrees to pay on the Closing Date and save Investor harmless against liability for the payment of any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement,  the issue and sale of any Purchased Shares, the expense of preparing and issuing the Purchased Shares, the cost of delivering the Purchased Shares to Investor, and the costs and expenses incurred in the preparation of all certificates and letters on behalf of the Company and of the Company's performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with.  Investor shall be responsible for its out-of-pocket expenses arising in connection with the Contemplated Transactions.

(b)  The Company hereby agrees and acknowledges that Investor has been induced to enter into this Agreement and to purchase the Purchased Shares hereunder, in part, based upon the representations, warranties and covenants of the Company contained herein.  The Company hereby agrees to pay, indemnify and hold harmless Investor and any director, officer or employee of Investor against all claims, losses, diminution of value, liabilities, damages, costs and expenses, including, without limitation, any and all legal or administrative proceedings, and any reasonable attorneys' fees and expenses incurred in connection therewith (collectively, "Loss"), to the extent such Loss is proximately caused by a breach by the Company of any representation or warranty of the Company contained herein or the failure of the Company to perform any covenant made herein.

(c)  As soon as reasonably practicable after receipt by Investor of notice of any Loss in respect of which the Company may be liable under this Section 5.2, Investor shall give notice thereof to the Company.  Investor may, at its option, claim indemnity under this Section 5.2 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as counsel for such Investor shall in good faith determine that such claim is not frivolous and that such Investor may be liable or otherwise incur a Loss as a result thereof and shall give notice of such determination to the Company.  Investor shall permit the Company, at the Company's option and expense, to assume the defense of any such claim by counsel reasonably satisfactory to Investor, and to settle or otherwise dispose of the same; provided, however, that Investor may at all times participate in such defense at Investor's expense; and provided, further, that the Company shall not, in defense of any such claim, except with the prior written consent of Investor, (i) consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to Investor and its affiliates of a release of all liabilities in respect of such claims, or (ii) consent to any settlement of such claim.  If the Company does not promptly assume the defense of such claim irrespective of whether such inability is due to the inability of Investor and the Company to mutually agree as to the choice of counsel, or if any such counsel is unable to represent Investor due to a conflict or potential conflict of interest, then Investor may assume such defense and be entitled to indemnification and prompt reimbursement from the Company for Investor's costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees and expenses.  Such fees and expenses shall be reimbursed to Investor as soon as practicable after submission of invoices to the Company.

5.3.      Conduct of Business of the Company.  From the date of the execution of this Agreement until the Closing Date, the Company, unless otherwise expressly contemplated by this Agreement or consented to in writing by Investor, will, and will cause its subsidiary to, carry on their respective businesses only in the Ordinary Course of Business, use their respective reasonable best efforts to preserve intact their business organizations and assets, retain the services of their officers and employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them. Without limiting the generality of the foregoing, from the date of the execution of this Agreement until the Closing Date, the Company shall not, and shall not permit its subsidiary to:

(a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the Ordinary Course of Business to employees who are not directors or officers and except pursuant to existing arrangements previously disclosed to or approved in writing by Investor; (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing agreements of the Company or its subsidiary in effect on the date of this Agreement) to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any plan or other arrangement, except as may be required to comply with applicable law; (iv) pay any benefit not provided for under any plan or other arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or plan or other arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any plan or other arrangement or agreement or awards made thereunder);

(b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

(c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any such securities or obligations, or any other securities thereof, other than redemption and purchases from departing employees in the Ordinary Course of Business; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital  stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

(d) except upon the exercise of Company stock options or vesting of restricted stock grants or restricted stock units in accordance with their terms, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

(e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

(f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of, any of its assets, except for sales, dispositions or transfers in the Ordinary Course of Business or as permitted by the Company’s loan agreement with View Point Bank;

(g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

(h) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company is a party;

(i) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any agreement to which the Company is a party;

(j) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a governmental entity; or

(k) authorize, or commit or agree to do any of the foregoing.

6.        Miscellaneous.

6.1.      Entire Agreement; Successors and Assigns.  This Agreement constitutes the entire contract between the parties relative to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.  This Agreement supersedes any previous agreement among the parties with respect to the Purchased Shares.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.  Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.2.      Survival of Representations and Warranties.  Notwithstanding any right of Investor fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by any Investor pursuant to such right of investigation, Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement.  All such representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for two years after the Closing with respect to claims which may arise thereunder or relate thereto and shall expire at the end of such two-year period.  The covenants of the Company set forth in Section 5 shall remain in effect as set forth therein and claims for breaches thereof may be asserted for two years after the Closing and may not be asserted after the end of such two-year period.  Notwithstanding the foregoing, the representations and warranties set forth in Sections 4.1 and 4.2, and the Company’s indemnification obligations with respect thereto under Section 5.2(b), shall survive the execution and delivery of this Agreement and the Closing hereunder, shall continue in full force and effect indefinitely, and may be asserted without limitation as to time.

6.3.      Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law.  Each party hereby irrevocably consents and submits to the jurisdiction of any Texas state or United States Federal Court sitting in the State of Texas, County of Dallas, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified in Section 6.6.  Each party further waives any objection to venue in Dallas, Texas and any objection to an action or proceeding in such state and county on the basis of forum non conveniens.  Each party also waives any right to trial by jury.

6.4.      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5.      Headings.  The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

6.6.      Notices.  Whenever one party is required or permitted to give notice to the other party under this Agreement, such notice shall be in writing and deemed given upon the earlier of (i) delivery by facsimile transmission, with a printed confirmation of receipt, or (ii) five (5) calendar days after such notice is mailed by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the addressee at the address set forth below, or (iii) the date of a  printed confirmation of receipt of an e-mail transmission or (iv) delivery by overnight courier.  Either party may change its address by notice given in the manner set forth above.

Any notice to Investor shall be sent to:

Murata Electronics North America, Inc.
2200 Lake Park Drive
Smyrna, Georgia 30080
Attention: Contract Global Coordinator
Fax Number: (770) 433-7606
Email: kkotani@murata.com

with a copy to:

Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Attention: Kazuhiro Shimizu, Esq.
Fax Number: (404) 253-8355
Email: Kazuhiro.Shimizu@alston.com

Any notice to the Company shall be sent to:

RF Monolithics, Inc.
4441 Sigma Road
Dallas, TX 75244
Attention: President
Fax Number: (972) 404-9476
Email: dkirk@rfm.com

with a copy to:

Morton PLLC
12222 Merit Drive, Suite 1270
Dallas, Texas 75251
Attention: Steve Morton
Fax Number: (972) 284-0899
Email: smorton@mortonpllc.com

6.7.             Rights of Transferees.  Any and all rights and obligations of Investor herein incident to the ownership of Purchased Shares shall be the sole property of Investor and any affiliated transferee of the Purchased Shares, and shall not pass to any other subsequent transferee of such securities.

6.8.             Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

6.9.             Expenses.  Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.  Investor shall be responsible for all costs incurred by such Investor in connection with the negotiation, execution, delivery and performance of this Agreement including, but not limited to, legal fees and expenses.

6.10.            Amendments and Waivers.  Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the then outstanding Purchased Shares.  Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.11             Electronic Reproductions.  Electronic reproductions (including without limitation facsimiles, .pdfs, .tifs, and other electronic formats) of this Agreement and all other related documents, excluding certificates representing Purchased Shares, shall have the same effect as original, manually signed copies thereof.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 23th day of August, 2010.

MURATA ELECTRONICS NORTH AMERICA, INC.

By:	/S/
(Authorized Signatory)
Name: Satoshi Sonoda
Title: President

RF MONOLITHICS, INC.

By:	/S/
David Kirk, President

EXHIBIT 1 TO STOCK PURCHASE AGREEMENT

OPINION OF COUNSEL TO THE COMPANY

Murata Electronics North America, Inc.
2200 Lake Park Drive
Smyrna, Georgia 30080
Attention: K Kotani

Re:  Stock Purchase Agreement between Murata Electronics North America, Inc. and RF Monolithics, Inc. dated as of the date of this letter

Ladies and Gentlemen:

We have acted as counsel to RF Monolithics, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of (i) the Stock Purchase Agreement, dated as of August 23, 2010 (the "Agreement") by and between the Company and Murata Electronics North America, Inc. (“Investor”) and (ii) the closing documentation required by the Agreement (together with the Agreement, the “Transaction Documents”).  This opinion is furnished to you as required by Section 1.3(a) of the Agreement.  Except as otherwise defined herein, all terms used herein and defined in the Agreement shall have the meanings assigned to them therein.

In rendering this opinion, we have reviewed and examined (i) the Transaction Documents, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended and as certified by the Delaware Secretary of State, (iii) the Bylaws of the Company (together with item (ii), the “Organization Documents”), (iv) a certificate of Good Standing for the Company from the Secretary of State of the State of Delaware, (v) a Certificate of Good Standing from the Secretary of State of the State of Texas, (vi) such other records, documents and certificates as we have deemed necessary or relevant in order to render this opinion, and have made an examination of the relevant statutes and decisions.

As to matters of fact relevant to the opinions expressed below, we have relied on certificates of public officials and officers of the Company.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based on the foregoing and subject to the qualifications and limitations stated in this opinion, we are of the opinion that:

1.        The Company is a corporation, duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.  The Company is duly qualified to do business and is in good standing as a foreign corporation in the State of Texas.

2.        The Company has all requisite corporate power to execute, deliver and perform its obligations under the Transaction Documents, and to sell and issue the Purchased Shares thereunder.  The Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.        The Company's authorized capital stock prior to the Closing consists of (i) 20,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), and (ii) 5,000,000 shares of Preferred Stock. The issuance of the Purchased Shares has been duly authorized and the Purchased Shares, when issued, will be validly issued, fully paid and non-assessable.  Except as contemplated by the Transaction Documents, or as disclosed in the Agreement, the Company Reports, or the Company  Disclosure Letter, there are to our knowledge (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including the Purchased Shares, and (iii) no commitments or understandings of the Company to issue any shares, warrants, options or other rights. To our knowledge, none of the shares of Common Stock are subject to any shareholders' agreement, voting trust agreement or similar arrangement or understanding.  To our knowledge, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

4.        The execution and delivery by the Company of the Transaction Documents, the performance of its agreements in the Transaction Documents, and the issuance of the Purchased Shares do not violate (i) the Company's Charter Documents, or (ii), to our knowledge, any provision of any applicable federal or state law, rule or regulation or any applicable rule or regulation of the Nasdaq Stock Market ("Nasdaq").

5.        No consent, approval or authorization or other action by, or filing with any governmental authority or Nasdaq on the part of the Company is required in connection with the execution and delivery by the Company of the Transaction Documents, or in connection with the offer, sale or issuance of the Purchased Shares or the consummation of any of the Contemplated Transactions, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under applicable blue sky laws (but excluding jurisdictions outside of the United States) of the offer and sale of the Purchased Shares.  Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.

6.        Subject to the accuracy of the Investor’s representations in Section 3 of the Agreement and its responses (if any) to the Company’s inquiries, and the accuracy of the Company's representations in Section 2.5 of the Agreement, we are of the opinion that the offer, sale and issuance of the Purchased Shares in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

7.        Except as identified in the Agreement, the Company Reports or the Company Disclosure Letter, to our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, has the Company received any written threat thereof), which, either in any case or in the aggregate, are likely to result in any material adverse change in the business or financial condition of the Company or any of its properties, or which seek to affect the enforceability of the Transaction Documents or any action taken or to be taken by the Company in connection therewith.

The opinions set forth above are subject to the following qualifications and limitations:

(a)       We express no opinion as to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or other similar federal or state laws in effect from time to time relating to or affecting the rights and remedies of creditors generally;

(b)        We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

(c)       We express no opinion as to the enforceability of any provision in the Transaction Documents purporting to affect venue or the jurisdiction of courts, to permit the service of legal process in a manner not permitted by applicable law, or to waive the right to a jury trial;

(d)        We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

(e)       We express no opinion as to the enforceability under any state or federal securities laws of the indemnification and contribution provisions contained in any of the Transaction Documents;

(f)        We express no opinion as to the enforceability of any non-compete, non-solicitation, confidentiality, or assignment of intellectual property or inventions, provisions in the Transaction Documents, or any documents referenced therein to the extent the provisions thereof may be subject to limitations of public policy or limitations in the Constitution of the State of Texas;

(g)       We express no opinion as to the enforceability of provisions of the Transaction Documents purporting to release, exculpate or exempt a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct;

(h)       We express no opinion with respect to the legality, validity, binding effect or enforceability of any provisions of the Transaction Documents in which any person purports to waive rights, claims or defenses to the extent that such rights, claims or defenses cannot be waived under applicable law;

(i)        We express no opinion as to the applicability of the following laws on the Company or the transactions contemplated by the Transaction Agreements: compliance with fiduciary duty requirements; laws, ordinances, regulations and similar requirements (including zoning and subdivision laws and regulations) imposed by local, municipal, or county authorities; federal and state land use and subdivision laws and regulations; fraudulent transfer and fraudulent conveyance laws; federal and state environmental laws and regulations; federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws and regulations; federal and state racketeering laws and regulations; federal and state laws, regulations and policies concerning national and local emergency, possible judicial deference to acts of sovereign states, and criminal and civil forfeiture; and other federal and state statutes of general application to the extent they provide for criminal prosecution;

(j)       In the opinions set forth above, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this firm who have prepared this opinion or have been actively involved in assisting and advising the Company in connection with the preparation of the Transaction Documents, without any independent investigation by any lawyer of this firm;

(k)       We are members of the State Bar of Texas and do not hold ourselves out as experts on, nor do we opine as to, the laws of any jurisdiction other than the State of Texas and the federal laws of the United States of America, each as in effect on the date hereof, and no opinion is expressed herein as to any matters governed by any other laws.  We undertake no obligation or responsibility to update or supplement this opinion in response to subsequent changes in the law or future events affecting any of the transactions contemplated by the Transaction Documents.

This opinion is furnished to you at the request of the Company pursuant to Section 1.3(a) of the Agreement, is solely for your benefit in connection with the transactions consummated on the date hereof pursuant to the Agreement, and may not be reproduced, copied or relied upon by or furnished to any other Person, except Investor's legal counsel, without our prior written consent.

Very truly yours,

MORTON PLLC

By:
Stephen C. Morton, Member